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                                                                      EXHIBIT 11

HEALTHCARE.COM CORPORATION AND SUBSIDIARY
STATEMENTS OF COMPUTATION OF PER SHARE EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

                                                                                                       THREE MONTHS ENDED
                                                                                                           MARCH 31,
                                                                                                 -----------------------------
                                                                                                    2001                2000
                                                                                                 ---------           ---------
Net earnings attributable to common shareholders                                                 $     511           $     201
                                                                                                 =========           =========
Weighted average number of common
  shares outstanding                                                                                28,219              25,895
                                                                                                 =========           =========

Basic net earnings per common share                                                              $    0.02           $    0.01
                                                                                                 =========           =========
Shares used in diluted net earnings per
  share calculation:
  Weighted average number of common
    shares outstanding                                                                              28,219              25,895

  Additional shares assumed outstanding
    from dilutive stock options and warrants
    used in diluted earnings per share
    calculation                                                                                         14               1,326
                                                                                                 ---------           ---------
                                                                                                    28,233              27,221
                                                                                                 =========           =========

Diluted net earnings per common share                                                            $    0.02           $    0.01
                                                                                                 =========           =========